Exhibit 99.1

Grocery Outlet Appoints Ramesh Chikkala to Newly Created EVP, Chief Operations Officer Role
Chikkala to Lead Supply Chain and Business Technology
Emeryville, CA – January 25, 2024 – Grocery Outlet Holding Corp. (NASDAQ: GO) ("Grocery Outlet" or the "Company") announced that it has appointed Ramesh Chikkala to the newly created position of EVP, Chief Operations Officer, effective January 22, 2024. This strategic appointment marks a significant milestone as Grocery Outlet continues to scale its business and add additional supply chain and business technology experience to its organization. In this newly created COO position, Mr. Chikkala will lead the Company's Supply Chain and Business Technology functions, reporting to RJ Sheedy, President and Chief Executive Officer.
"Ramesh is an ideal fit for this new position with his extensive leadership and operating experience in both supply chain and technology," said Mr. Sheedy. "He has deep expertise in end-to-end supply chain transformation and business digitalization. This position represents continued investment in our business operations, which is critical to delivering our value proposition and supporting future revenue and profit growth."
"I am thrilled to join Grocery Outlet to help scale the business and deliver on the mission of Touching Lives for the Better." said Mr. Chikkala. "I am excited to work with an incredible team and with Grocery Outlet's Independent Operators to transform and further optimize our supply chain and business technology infrastructure to support long-term growth."
Mr. Chikkala's experience in retail and operations organizations includes 14 years at Walmart, Inc., where, as SVP, Global Supply Chain (Omnichannel) and Food Manufacturing, he led its global supply chain and manufacturing operations, and as SVP, Information Technology, he led the company's global technology organization. From 2001 to 2006, he was Vice President/Regional Vice President of Store Operations for Family Dollar Stores, Inc. He has also worked for Gap, Inc. and Food Lion, LLC in a mix of store operations, supply chain and technology roles. Most recently he has been a Senior Advisor to A.T. Kearney, Inc. in their Operations/Supply Chain/Technology and Consumer Industry & Retail Practice, while also teaching and serving on several company boards, including Hibbett, Inc.
Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market trends and leadership changes. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied by any forward-looking statements, including: the availability and supply of opportunistic products and other trending products at attractive pricing; our ability to grow comparable store sales; risks related to new store growth and remodeled stores; inflation and other supply pricing impacts; the success of our brand and product marketing; failure to maintain our supply and distribution networks; risks to cash flows and liquidity; evolving retail competition, including online; catastrophic events and other factors discussed under "Risk Factors" in the Company's most recent annual report on Form 10-K and in other subsequent reports the Company files with the United States Securities and Exchange Commission (the "SEC"). The Company's periodic filings are accessible on the SEC's website at www.sec.gov.

Moreover, the Company operates in a very competitive and rapidly changing environment, and new risks emerge from time to time. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, and our expectations based on third-party information and projections are from sources that management believes to be reputable, the Company cannot guarantee that future results, levels of activity, performance or achievements. These forward-looking statements are made as of the date of this release or as of the date specified herein and the Company has based these forward-looking statements on current expectations and projections about future events and trends. Except as required by law, the Company does not undertake any duty to update any of these forward-looking statements after the date of this news release or to conform these statements to actual results or revised expectations.
About Grocery Outlet:
Based in Emeryville, California, Grocery Outlet is a high-growth, extreme value retailer of quality, name-brand consumables and fresh products sold through a network of independently operated stores. Grocery Outlet has more than 460 stores in California, Washington, Oregon, Pennsylvania, Idaho, Nevada, Maryland, New Jersey and Ohio.
INVESTOR RELATIONS CONTACTS:
Christine Chen
(510) 877-3192
cchen@cfgo.com

John Rouleau
(203) 682-4810
John.Rouleau@icrinc.com
MEDIA CONTACT:
Layla Kasha
(510) 379-2176
lkasha@cfgo.com

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